EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 3 filed herewith.

Name of Designated Filer: LIBERTY 77 CAPITAL L.P.

Date of Event Requiring Statement: May 23, 2025

Issuer Name and Ticker or Trading Symbol: LIONSGATE STUDIOS CORP. [LION]

LIBERTY 77 CAPITAL L.P.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY 77 FUND L.P.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Authorized Person

LIBERTY 77 FUND INTERNATIONAL L.P.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Authorized Person

LIBERTY 77 CAPITAL PARTNERS L.P.

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY CAPITAL L.L.C.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

STM PARTNERS LLC

By:	/s/ Steven T. Mnuchin
Name:	Steven T. Mnuchin
Title:	President

/s/ Steven T. Mnuchin
STEVEN T. MNUCHIN